Exhibit 99.1

Press Release

Tabula Rasa and ExactCare to Combine to Create a Leading, Independent Pharmacy Care Management Company That Services Patients with the Most Complex Needs

$10.50 Per Share All-Cash Transaction Represents a Significant Premium for Tabula Rasa Stockholders

Combination of Two Highly Complementary Companies to Benefit Patients, Providers and Payers with First of its Kind Risk Management Platform in Pharmacy Care

Expands the Reach of Tabula Rasa’s MedWise Technology Platform to Multiple Provider and Payer Markets

MOORESTOWN, N.J., August 7, 2023 /PRNewswire/ -- Tabula Rasa HealthCare, Inc.® (“TRHC,” “Tabula Rasa” or the “Company”) (NASDAQ: TRHC), a leading healthcare company advancing personalized, comprehensive care for value-based care organizations, today announced it has entered into a definitive agreement (the “Agreement”) to be acquired by Nautic Partners (“Nautic”) for $10.50 in cash per share and will combine with ExactCare Pharmacy (“ExactCare”), a portfolio company of Nautic. The all-cash transaction values Tabula Rasa at approximately $570 million, including net debt of approximately $262 million, on an enterprise value basis.

Under the terms of the Agreement, Tabula Rasa stockholders will receive $10.50 in cash for each share of common stock at the closing of the transaction, representing a premium of approximately 34% to Tabula Rasa’s closing stock price on August 4, 2023, the last trading day prior to announcement.

Following the closing of the transaction, John Figueroa, ExactCare’s current Executive Chairman, will assume the role of Chairman and CEO of the combined company. Tabula Rasa will continue operations in all of its locations, including Moorestown, New Jersey, and Brian Adams, Tabula Rasa’s current President and Chief Executive Officer, will assume the role of President of the combined company.  The combination brings together two preeminent healthcare companies whose pioneering work integrating comprehensive pharmacy services into population health has improved outcomes and reduced total cost of care for people with complex needs allowing them to thrive in home and community-based settings. Additionally, Tabula Rasa’s technology-enabled solutions that individualize care to reduce risk, optimize efficacy and improve efficiency will help to make the combined companies’ products and solutions more readily extendable into larger adjacent markets. This includes beneficiaries served by the Program of All-Inclusive Care for the Elderly (PACE), Medicare and Medicaid.

Mr. Adams commented: “Over the past year, Tabula Rasa has focused on developing and expanding partnerships with risk-bearing healthcare organizations responsible for serving people with the most complex care needs. This transaction leverages ExactCare’s extensive experience partnering with providers and payers across the healthcare continuum and brings us together with a company whose culture, values and focus on optimizing patient care are aligned with our mission at Tabula Rasa. We look forward to bringing our teams and solutions together to expand how we partner with payers and providers to improve patient care.”

Michael Purcell, Independent Board Chairman of Tabula Rasa, added: “The Board has worked closely with Brian and the team to position Tabula Rasa for value enhancing opportunities since its reconstitution in 2022. This transaction now provides our stockholders with a significant premium and liquidity – while also accelerating our investments in solutions that transform patient quality of life and improve the performance of our payer and provider clients.”

Mr. Figueroa said: “Tabula Rasa has deep expertise managing care for the most vulnerable patients in our healthcare system and driving meaningful clinical and financial outcomes for the payers and providers that care for those patients. Combined with ExactCare’s comprehensive long-term pharmacy care services that have served hundreds of thousands of people across the country, we will be even better positioned to put patients first to improve their health and wellness.”

Marty Butler, President and Chief Financial Officer of ExactCare, concluded: “We see broad strategic alignment between Tabula Rasa and ExactCare. Our organizations provide unique but complementary solutions to address the healthcare challenges experienced by at-risk populations through innovative pharmacy and medication-related services. This partnership enables us to leverage each organization’s strengths to enhance the value we deliver to our patients and partners.”

Transaction Approvals and Timing

The Board of Directors (the “Board”) of Tabula Rasa has unanimously approved the transaction. Additionally, Indaba Capital Management, L.P. ("Indaba"), the Company's largest stockholder with an approximately 25% equity stake, has entered into a voting and support agreement pursuant to which it has agreed to vote its shares of common stock in favor of the transaction as set forth therein.

The transaction is expected to close during the fourth quarter of 2023, subject to the satisfaction of customary closing conditions, including the receipt of stockholder and regulatory approvals. Following the closing of the transaction, Tabula Rasa will become a privately held company wholly owned by an affiliate of ExactCare and shares of Tabula Rasa common stock will no longer be listed on the Nasdaq stock exchange.

Advisors

Goldman Sachs & Co. LLC is acting as exclusive financial advisor to the Company and Cravath, Swaine & Moore LLP acted as the Company’s legal advisor. Morgan, Lewis and Bockius LLP represented the management team of TRHC for this transaction.

Cantor Fitzgerald & Co. is acting as lead financial advisor and Centerview Partners is also acting as financial advisor to ExactCare and Nautic. Kirkland & Ellis LLP is acting as their legal advisor.

About Tabula Rasa HealthCare

Tabula Rasa HealthCare (TRHC) (NASDAQ: TRHC) enables simplified and individualized care that improves the health of those we serve. We offer comprehensive pharmacy services that include personalized, precision medication management and delivery as well as a suite of clinical and business management tools that help health plans and at-risk provider groups optimize utilization and improve patient health. For more information, visit tabularasahealthcare.com.

About ExactCare

ExactCare, a national medication management and pharmacy care provider, delivers solutions to help people with complex, chronic medical needs overcome medication-related and chronic care challenges. Founded in 2009, the company enables better health for patients and better clinical, quality and economic outcomes for the healthcare organizations that care for them—including payers, home health organizations, primary care practices and other providers. ExactCare provides comprehensive long-term pharmacy care to patients in assisted and independent living facilities, through transitions of care, and in their homes—with a focus on improving patient adherence to prescribed medications and enabling safer, more effective medication regimens. ExactCare also provides a number of value-based solutions, including HEDIS Gap Closure Assistance and Medication Therapy Management (MTM) Programs. For more information, visit exactcare.com.

About Nautic Partners

Nautic Partners is a Providence, Rhode Island-based middle-market private equity firm that focuses our expertise and market knowledge on three sectors: Healthcare, Industrials and Services. Nautic has completed 155 platform transactions throughout our 37-year history. In pursing our thematic and proactive investment strategy, we seek to partner with executives and management teams in an effort to accelerate the growth trajectory of our portfolio companies via acquisitions, targeted operating initiatives, and increased management team depth. For more information, please visit www.nautic.com.

Contact:

For Tabula Rasa:

Investors:

Frank Sparacino
fsparacino@trhc.com

Media:

Anthony Mirenda
amirenda@trhc.com

Additional Information and Where to Find it

This communication may be deemed to be solicitation material in respect of the proposed acquisition of TRHC by Locke Buyer, LLC, an affiliate of Nautic. In connection with the proposed transaction, TRHC intends to file relevant materials with the SEC, including TRHC’s proxy statement in preliminary and definitive form. INVESTORS AND STOCKHOLDERS OF TRHC ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING TRHC’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are or will be able to obtain the documents (if and when available) free of charge at the SEC’s website at www.sec.gov, or free of charge within the Investor Relations section of TRHC’s website http://ir.trhc.com or upon request from TRHC’s Investor Relations Department.

Participants in the Solicitation

TRHC and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of TRHC in favor of the proposed transaction. Information about TRHC’s directors and executive officers is set forth in TRHC’s Proxy Statement on Schedule 14A for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023.  To the extent holdings of TRHC’s securities by its directors or executive officers have changed since the amounts set forth in such 2023 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  Additional information concerning the interests of TRHC’s participants in the solicitation, which may, in some cases, be different than those of TRHC’s stockholders generally, will be set forth in TRHC’s proxy statement relating to the proposed transaction when it becomes available.

Forward-Looking Statements

This communication contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “will,” “plan,” “project,” “seek,” “should,” “target,” “would,” and similar expressions or variations intended to identify forward-looking statements.

These statements are based on the beliefs and assumptions of TRHC’s management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Factors that could cause or contribute to such differences include but are not limited to the following: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed transaction by TRHC’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for TRHC will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require TRHC to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on TRHC ability to attract, motivate or retain key executives and employees,  its ability to maintain relationships with its customers, vendors, service providers and others with whom it does business, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from TRHC’s ongoing business operations; (viii) the risk of stockholder litigation in connection with the proposed transaction, including resulting expense or delay; and (ix) (A) any other risks discussed in Part I, Item 1A, “Risk Factors” in the TRHC’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and (B) other risk factors identified from time to time in other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Actual results could differ materially from those anticipated in the forward-looking statements. TRHC disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

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